[ROGOFF & COMPANY, P.C. LETTERHEAD]

                                  April 1, 2004

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Lapis Technologies, Inc.
      File No.  333-100979
      --------------------

Dear Sir or Madam:

      We have read Item 4 of the Form 8-K of Lapis Technologies, Inc. dated April 1, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ ROGOFF & COMPANY, P.C.
Rogoff & Company, P.C.